Western New England Bancorp, Inc. 8-K

Exhibit 99.1

Local banking is better than ever. INVESTOR PRESENTATION

FORWARD - LOOKING STATEMENTS 2 We may, from time to time, make written or oral “forward - looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 , including statements contained in our filings with the Securities and Exchange Commission (the “SEC”), our reports to shareholders and in other communications by us . This presentation contains “forward - looking statements” with respect to the Company’s financial condition, liquidity, results of operations, future performance, business, measures being taken in response to the coronavirus disease 2019 (“COVID - 19 ”) pandemic and the impact of COVID - 19 on the Company’s business . Forward - looking statements may be identified by the use of such words as “believe,” “expect,” “anticipate,” “should,” “planned,” “estimated,” and “potential . ” Examples of forward - looking statements include, but are not limited to, estimates with respect to our financial condition, results of operations and business that are subject to various factors which could cause actual results to differ materially from these estimates . These factors include, but are not limited to : • the duration and scope of the COVID - 19 pandemic and the local, national and global impact of COVID - 19; • actions governments, businesses and individuals take in response to the COVID - 19 pandemic ; • the speed and effectiveness of vaccine and treatment developments and their deployment, including public adoption rates of CO VID - 19 vaccines; • the pace of recovery when the COVID - 19 pandemic subsides; • changes in the interest rate environment that reduce margins; • the effect on our operations of governmental legislation and regulation, including changes in accounting regulation or standa rds , the nature and timing of the adoption and effectiveness of new requirements under the Dodd - Frank Act Wall Street Reform and Consumer Protection Act of 2010 ( “Dodd - Frank Act”), Basel guidelines, capital requirements and other applicable laws and regulations; • the highly competitive industry and market area in which we operate; • general economic conditions, either nationally or regionally, resulting in, among other things, a deterioration in credit qua lit y; • changes in business conditions and inflation; • changes in credit market conditions; • the inability to realize expected cost savings or achieve other anticipated benefits in connection with business combinations an d other acquisitions; • changes in the securities markets which affect investment management revenues; • increases in Federal Deposit Insurance Corporation deposit insurance premiums and assessments; • changes in technology used in the banking business; • the soundness of other financial services institutions which may adversely affect our credit risk; • certain of our intangible assets may become impaired in the future; • our controls and procedures may fail or be circumvented; • new lines of business or new products and services, which may subject us to additional risks; • changes in key management personnel which may adversely impact our operations; • severe weather, natural disasters, acts of war or terrorism and other external events which could significantly impact our bu sin ess; and • other factors detailed from time to time in our SEC filings. Although we believe that the expectations reflected in such forward - looking statements are reasonable, actual results may differ materially from the results discussed in these forward - looking statements . You are cautioned not to place undue reliance on these forward - looking statements, which speak only as of the date hereof . We do not undertake any obligation to republish revised forward - looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except to the extent required by law .

WHO WE ARE Every day, we focus on showing Westfield Bank customers “ what better banking is all about . ” For us, the idea of better banking starts with putting customers first, while adhering to our core values . Our Core Values : • Integrity • Enhance Shareholder Value • Customer Focus • Community Focus Our Core Mission : Our purpose is to help customers succeed in our community, while creating and increasing shareholder value . The Company’s purpose drives the outcome we envision for Western New England Bancorp . 3 70 Center Street, Chicopee, MA.

SENIOR MANAGEMENT TEAM James C . Hagan, President & Chief Executive Officer Guida R . Sajdak, Executive Vice President, Chief Financial Officer & Treasurer Allen J . Miles III, Executive Vice President & Chief Lender Officer Kevin C . O’Connor, Executive Vice President & Chief Banking Officer Louis O . Gorman, Senior Vice President & Chief Credit Officer Leo R . Sagan, Jr . , Senior Vice President & Chief Risk Officer Darlene Libiszewski , Senior Vice President & Chief Information Officer John Bonini , Senior Vice President & General Counsel Christine Phillips , Senior Vice President, Human Resources Deborah J . McCarthy, Senior Vice President, Deposit Operations & Electronic Banking Cidalia Inacio , Senior Vice President, Retail Banking & Wealth Management 4

CONNECTICUT STRATEGY With the opening of the Bank’s West Hartford Financial Services Center and Bloomfield Branch in 2020 , the Bank is well - positioned with four Hartford County, Connecticut locations . Continued mergers and consolidations throughout the state have created increased demand for a local, full - service, community - oriented bank, supporting the Bank’s deposit and loan growth efforts . The new locations build off the success of the Granby and Enfield Branches, expand the bank’s footprint further into Connecticut, and provide new growth opportunities in the Greater Hartford Region and the Farmington Valley . 5

CONNECTICUT STRATEGY The West Hartford Financial Services Center, located in West Hartford Center, will serve as the Bank’s regional hub in Connecticut . In addition to a full - service branch, it includes a suite of offices to support Residential Lending, Commercial Lending, Business & Government Deposit Services, and Westfield Investment Services . The Bank has assembled an experienced team of bankers to run the West Hartford Financial Services Center . Vice President and Connecticut Area Manager Matthew Cuddy will manage the branch office . Todd Navin will serve as Senior Vice President and Commercial Lender . John Pember will serve as Vice President and Commercial Lender . Cathy Turowsky will serve as Vice President and Business & Government Deposit Services Officer, and Daniel Danillowicz will serve as Assistant Vice President and Mortgage Loan Officer . The West Hartford Financial Services Center team has decades of retail and commercial banking experience in West Hartford and throughout the Capital Region, and is very familiar with the economic landscape and subtleties of the market . 6

CONNECTICUT STRATEGY 7 Congratulations to Matthew Cuddy, Vice President and Connecticut Area Manager, on being recognized by the Connecticut Bankers Association as one of just fourteen 2021 New Leaders in Banking Award Recipients!

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CONNECTICUT STRATEGY The Bloomfield branch , located in the Copaco Shopping Center, is a full - service branch and includes drive - through teller and safe deposit services . The Copaco Shopping Center is composed of national and local brands and is a major shopping destination for the greater Bloomfield area, which offers both retail and commercial banking opportunities . The Bank has hired Assistant Vice President and Branch Manager Lindsay Allen to manage the Bloomfield branch . Lindsay has extensive banking and branch management experience, having worked for both national and community banks, and is a Bloomfield resident . The Bloomfield branch, along with the Granby and Enfield locations, will be supported by the West Hartford Financial Services Center and its expanded team . 9

1Q2021 EARNINGS 10 ($ in thousands , except EPS) 1Q2021 4Q2020 3Q2020 2Q2020 1Q2020 Net interest income $ 18,026 $ 18,795 $ 15,990 $ 15,092 $ 14,553 Provision for loan losses 75 500 2,725 2,450 2,100 Non - interest income 3,004 2,462 2,177 2,087 2,525 Non - interest expense 13,327 14,338 12,853 12,245 12,314 Income before taxes 7,628 6,419 2,589 2,484 2,664 Income tax expense 1,837 1,406 488 463 584 Net income $ 5,791 $ 5,013 $ 2,101 $ 2,021 $ 2,080 Diluted earnings per share (EPS) $ 0.24 $ 0.20 $ 0.08 $ 0.08 $ 0.08 ROA 0.98% 0.83% 0.35% 0.35% 0.38% ROE 10.35% 8.62% 3.61% 3.54% 3.62%

HIGHLIGHTS: 1Q2021 VS 4Q2020

- **Revenues [1]:** Total revenue of $20.6 million, a decrease of $646,000, or 3.0% (excluding Paycheck Protection Program ("PPP") income, purchase accounting adjustments and prepayment penalties, total revenue increased $483,000, or 2.7%).
- **Pre-provision, pre-tax income:** Increased $784,000, or 11.3%, to $7.7 million.
- **Net interest income:** Decreased $769,000, or 4.1% (excluding PPP income, purchase accounting adjustments and prepayment penalties, net interest income increased $360,0000, or 2.4%).
- **Net interest margin:** Decreased 6 basis points to 3.26% (excluding PPP income, purchase accounting adjustments and prepayment penalties, the net interest margin increased 9 basis points from 2.95% in 4Q2020 to 3.03% in 1Q2021).
- **Core non-interest income [2]:** Increased $123,000, or 4.9%, primarily due to $227,000 in income related to the sale of fixed rate mortgages.
- **Other non-interest income items:** Included $546,000 in income related to a gain on non-marketable equity investments in 1Q2021.
- **Non-interest expense:** Excluding $987,000 in prepayment penalty recorded in 4Q2020 on the early extinguishment of Federal Home Loan Bank ("FHLB") debt, non-interest expenses decreased $24,000, or 0.2%.
- **Efficiency ratio:** 65.3% for 1Q2021, a decrease from 67.4% in 4Q2020.
- **Average loans:** Decreased $29.5 million, or 1.5% (excluding PPP loans in both periods, total average loans increased $8.7 million, or 0.5%).
- **Average deposits:** Increased $57.8 million, or 2.9%, of which, average core deposits increased $111.2 million, or 7.9%, and average time deposits decreased $53.3 million, or 8.6%. At March 31, 2021, average demand deposits represented 27.0% of total average deposits.
- **Asset quality:** At March 31, 2021, allowance for loan losses ("ALLL") to total loans, excluding PPP loans, and ALLL to non-performing loans were 1.21% and 313.0%, respectively. Non-performing loans to total loans, excluding PPP loans, was 0.39% at March 31, 2021 and totaled $6.8 million.
- **Coronavirus Aid, Relief and Economic Security Act (the "CARES Act") remaining modifications:** $66.9 million (29 loans), or 3.8% of total loans, at March 31, 2021.

(1) Total revenue defined as net interest income and core non-interest income.
(2) Core non-interest income includes service charges and fees, income from bank-owned life insurance, mortgage banking income and other income.

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NET INTEREST INCOME 12 $14.6 $15.1 $16.0 $18.8 $18.0 2.87% 2.74% 2.81% 3.30% 3.24% 2.85% 2.71% 2.80% 2.95% 3.03% 2.25% 2.45% 2.65% 2.85% 3.05% 3.25% 3.45% 1Q2020 2Q2020 3Q2020 4Q2020 1Q2021 $0.0 $2.0 $4.0 $6.0 $8.0 $10.0 $12.0 $14.0 $16.0 $18.0 $20.0 Net interest income, excludes PPP, Purchase Accounting Adjustments ("PAA") and prepayment fees (%) Net interest margin (%) Net interest margin, excludes PPP, PAA and prepayment fees (%) Net interest income increased $ 3 . 5 million, or 23 . 9% , from 1 Q 2020 to 1 Q 2021 and decreased $ 769 , 000 , or 4 . 1% , from the linked quarter . The net interest margin increased from 2 . 87 % at 1 Q 2020 to 3 . 24 % at 1 Q 2021 . Excluding PPP income, purchase accounting adjustments and prepayment fees and past due interest income, the adjusted net interest margin increased 8 basis points from 2 . 95 % in 4 Q 2020 to 3 . 03 % in 1 Q 2021 . ($ in millions)

LOANS 13 $1,783 $1,807 $1,771 $1,748 $1,757 4.26% 3.97% 4.02% 3.94% 3.88% 4.26% 3.92% 3.88% 4.24% 4.05% 3.70% 3.90% 4.10% 4.30% 4.50% 4.70% 4.90% 1Q2020 2Q2020 3Q2020 4Q2020 1Q2021 $1,000 $1,200 $1,400 $1,600 $1,800 $2,000 Average Loans Outstanding (excludes PPP loans ) Average Loans Outstanding Average Loan Yield without PPP, PAA and prepayment Average Loan Yield $1,804 $1,778 $1,751 $1,760 $1,755 $222 $223 $167 $170 1Q2020 2Q2020 3Q2020 4Q2020 1Q2021 $1,500 $1,600 $1,700 $1,800 $1,900 $2,000 $2,100 Period - end Loans Outstanding Loans PPP Loans Excluding PPP loans, average loans of $ 1 . 8 billion increased $ 8 . 7 million, or 0 . 5% , from the linked quarter, and decreased $ 25 . 6 million, or 1 . 4% , from the same period in 2020 . Average PPP loans of $ 167 million decreased $ 38 . 2 million, or 18 . 7% , from the linked quarter . Total average loan yield of 4 . 05 % was down 21 basis points year - over - year and down 19 basis points from the linked quarter . Excluding PPP loans, purchase accounting adjustments and prepayment penalties, the loan yield decreased 6 basis points from 3 . 94 % in 4 Q 2020 to 3 . 88 % in 1 Q 2021 . Total period - end loans outstanding of $ 1 . 9 billion increased $ 120 . 7 million , or 6 . 7% , year - over - year, but decreased $ 2 . 5 million, or 0 . 1% , from the linked quarter . The year - over - year increase was primarily due to PPP loans of $ 170 . 1 million . Excluding PPP loans, total loans decreased $ 49 . 4 million, or 2 . 7% , year - over - year and decreased $ 5 . 3 million, or 0 . 3% , from the linked quarter . ($ in millions)

CARES ACT MODIFICATIONS AS OF MARCH 31, 2021 14 Loan Segment (1)(2) Remaining Modification Balance # of Loans Modified % of Total Loan Segment Balance Modified Commercial real estate $ 57.0 16 6.6% Commercial and industrial (3) 7.9 7 3.9% Residential real estate (4) 2.0 6 0.3% Consumer - - - Total $ 66.9 29 3.8% (1) Data as of March 31, 2021 (2) Excludes deferred fees (3) Excludes PPP loans (4) Residential includes home equity loans and lines of credit ($ in millions) Modifications granted under the CARES Act decreased 74% from $261.0 million, or 14.7% of total loans, at June 30, 2020, to $66.9 million, or 3.8% of total loans, at March 31, 2021.

COMMERCIAL AND INDUSTRIAL LOAN TRENDS 15 $257 $231 $222 $212 $205 $222 $223 $167 $170 1Q2020 2Q2020 3Q2020 4Q2020 1Q2021 $100 $150 $200 $250 $300 $350 $400 $450 $500 Commercial and Industrial Loans C&I Loans PPP Loans Commercial and industrial loans (“C&I”) of $ 375 . 2 million increased $ 118 . 5 million, or 46 . 2% , year - over - year, but decreased $ 3 . 9 million, or 1 . 0% , from the linked quarter . At 1 Q 2021 and 4 Q 2020 , PPP loans totaled $ 170 . 1 million and $ 167 . 3 million, respectively . Commercial line of credit usage was 17 % for 1 Q 2021 and 4 Q 2020 , and was down $ 50 . 3 million, or 51 . 2% , from the high point in March 2020 when certain customers secured liquidity in response to COVID - 19 . At March 31 , 2021 , there were 7 loans totaling $ 7 . 9 million remaining under CARES Act modifications, representing 3 . 9 % of total C&I loans, compared to $ 19 . 1 million, or 8 . 3 % of total C&I loans, at June 30 , 2020 . At March 31 , 2021 , total delinquent C&I loans totaled $ 903 , 000 , or 0 . 44% , of the C&I portfolio, excluding PPP loans . ($ in millions)

COMMERCIAL LINE OF CREDIT UTILIZATION 16 The table below breaks out the commercial line utilization since March 31, 2020. Balance 3/31/2020 6/30/2020 9/30/2020 12/31/2020 3/31/2021 Pass - rated $ 77.6 $ 42.6 $ 39.7 $ 32.9 $ 38.9 Classified 20.7 20.1 16.9 15.3 9.1 Total: $ 98.3 $ 62.7 $ 56.6 $ 48.2 $ 48.0 Utilization 37% 22% 20% 17% 17% Original Amount Total Exposure Balance Outstanding at 3/31 /2021 # of Accounts Under $100,000 $ 14.2 $ 5.0 368 $101,000 - $500,000 50.0 9.7 183 $501,000 - $1 million 31.9 3.9 41 $1.1 million - $5.0 million 123.1 24.2 47 Over $5.0 million 67.2 5.2 7 Total: $ 286.4 $ 48.0 646 ($ in millions)

TOTAL COVID - 19 MODIFICATIONS – C&I PORTFOLIO 17 Industry Balance (1) % of Total Loans Modified Balance Remaining # of Modified Accounts % of Segment Balance Modified Manufacturing $ 46.5 2.6% $ 0.1 1 0.3% Wholesale Trade 31.2 1.8% Specialty Trade 11.6 0.7% Heavy and Civil Engineering Construction 18.8 1.1% 0.3 1 1.7% Educational Services 10.6 0.6% Healthcare and Social Assistance 5.8 0.3% Transportation 11.6 0.7% 6.7 2 57.2% Auto Sales 6.9 0.4% Hotel 2.9 0.2% 0.7 2 25.1% All other C&I 59.2 3.3% 0.1 1 0.1% Total commercial and industrial $ 205.1 11.7% $7.9 7 3.9% At March 31, 2021, there were $7.9 million, or 3.9% of the C&I portfolio, with remaining payment deferrals granted under the CARES Act, compared to the high point of $19.1 million, or 8.3% of the C&I portfolio as of June 30, 2020. Of the $7.9 million remaining under modification, $1.2 million were modified to interest only payments and the remaining balance of $6.7 million, consisting of two loans to one borrower, are under full payment deferral. (1) Balances as of March 31, 2021, excluding PPP loans ( $ in millions)

SMALL BUSINESS ADMINISTRATION – PAYCHECK PROTECTION PROGRAM 18 Loan Amount Total Balance # of Loans Fee (%) $150,000 and under $30.8 796 5% $151,000 - $350,000 24.0 108 5% $351,000 - $2.0 million 62.5 82 3% Over $2.1 million 52.8 14 1% Total: $170.1 1,000 Balance as of March 31, 2021 ( $ in millions) Original Loan Amount Original # of Loans Balance Outstanding # of Loans Remaining Round 1 and 2 $223.1 1,386 $98.5 340 Round 3 71.6 660 71.6 660 Total $294.7 2,046 $170.1 1,000 As of March 31, 2021, the Company has received funding approval from the SBA for 2,046 applications totaling $294.7 million and processed 1,046 loan forgiveness applications totaling $124.6 million .

COMMERCIAL REAL ESTATE LOAN TRENDS 19 $836 $833 $812 $834 $861 1Q2020 2Q2020 3Q2020 4Q2020 1Q2021 $775 $800 $825 $850 $875 • Commercial real estate (“CRE”) loans of $ 861 . 4 million increased $ 27 . 5 million, or 3 . 3% , from the linked quarter, and increased $ 25 . 6 million, or 3 . 1% , year - over - year . • At March 31 , 2021 , there were $ 57 . 0 million, or 6 . 6 % of the total CRE portfolio, under CARES Act modifications, compared to $ 200 . 0 million, or 24 . 0% , at June 30 , 2020 . • At March 31 , 2021 , total CRE delinquency was $ 6 . 5 million, or 0 . 8% , of the CRE portfolio . ($ in millions) Period - end Loans Outstanding

COMMERCIAL REAL ESTATE LOANS – COVID - 19 MODIFICATIONS GRANTED (1) 20 Property Type Balance % of Total Loans (2) Modified Balance Modified Loans (#) Balance Modified (%) Apartment $ 175.9 10.0% $ - - - Office 148.6 8.5% - - - Retail/Shopping 111.1 6.3% - - - Industrial/Warehouse 122.3 7.0% 4.5 2 3.7% Hotel 54.2 3.1% 52.0 12 95.9% Residential Non - Owner 49.9 2.8% - - - Auto Sales 41.0 2.3% - - - Adult Care/Assisted Living 37.5 2.1% - - - Mixed - use 36.3 2.1% - - - College/School 27.8 1.6% - - - Other 25.6 1.5% 0.2 1 1.1% Auto Service 10.1 0.6% - - - Gas Station/Conv Store 10.9 0.6% - - - Restaurant 9.9 0.6% 0.3 1 3.3% Total commercial real estate : $ 861.4 49.1% $ 57.0 16 6.6% (1) $ and % of total loans at March 31, 2021 ($ in millions) (2) Excludes PPP loans At March 31, 2021, there were $57.0 million, or 6.6% of the CRE portfolio, under CARES Act modification with payment deferrals, compared to the high point of $200.0 million, or 24.0% of the CRE portfolio as of June 30, 2020. Of the $57.0 million remaining under modification, $52.0 million, or 91.2%, were hotel loans.

RESIDENTIAL AND CONSUMER LOAN TRENDS 21 $708 $716 $718 $714 $689 1Q2020 2Q2020 3Q2020 4Q2020 1Q2021 $670 $675 $680 $685 $690 $695 $700 $705 $710 $715 $720 $725 Residential and Consumer Loans Period - end Loans Outstanding Residential loans, including home equity loans, and consumer loans decreased $ 24 . 9 million, or 3 . 5% , from the linked quarter, and decreased $ 18 . 6 million, or 2 . 6% , year - over - year . As of March 31 , 2021 , there were 6 residential loans totaling $ 2 . 0 million, or 0 . 3 % of residential loans, under CARES Act modification, down from the high point of $ 41 . 7 million, or 5 . 9 % of total residential loans, at June 30 , 2020 . At March 31 , 2021 , total delinquent residential and consumer loans totaled $ 1 . 9 million, or 0 . 3 % of total residential and consumer loans . Consumer loans totaled $ 4 . 8 million at March 31 , 2021 . There were no consumer loans under CARES Act modifications at March 31 , 2021 . Loan Segment Balance % of Residential l oans # of Loans Average Balance Residential $2.0 0.3% 6 $337K ($ in millions) Residential Real Estate CARES Act Modifications

TOTAL DEPOSITS 22 $1,057 $1,319 $1,363 $1,448 $1,631 1Q2020 2Q2020 3Q2020 4Q2020 1Q2021 $550 $750 $950 $1,150 $1,350 $1,550 $1,750 Period - End Core Deposits Period - end core deposits of $ 1 . 6 billion increased $ 574 . 3 million , or 54 . 3% , year - over - year and increased $ 183 . 5 million, or 12 . 7% , from the linked quarter . Time deposits of $ 522 . 8 million decreased $ 126 . 2 million, or 19 . 4% , year - over - year and decreased $ 67 . 5 million, or 11 . 4% , from the linked quarter . The increase in core deposits reflected impacts due to COVID - 19 , including customers' preferences for liquidity, loan payment deferrals, government stimulus for individuals, as well as lower consumer spending . The ratio of core deposits as a percentage of total deposits was 75 . 7 % at March 31 , 2021 , compared to 62 . 0 % at March 31 , 2020 . $649 $629 $648 $590 $523 1Q2020 2Q2020 3Q2020 4Q2020 1Q2021 $- $100 $200 $300 $400 $500 $600 $700 Period - End Time Deposits ($ in millions)

AVERAGE TOTAL DEPOSITS 23 $1,300 $1,368 $1,421 $1,489 $1,520 $389 $505 $529 $535 $562 1.01% 0.82% 0.65% 0.44% 0.34% 0.00% 0.20% 0.40% 0.60% 0.80% 1.00% 1.20% 1Q2020 2Q2020 3Q2020 4Q2020 1Q2021 $300 $500 $700 $900 $1,100 $1,300 $1,500 $1,700 $1,900 $2,100 Average Deposits and Rates Interest-bearing deposits Non-interest-bearing deposits Average deposit cost Average deposits of $2.1 billion increased $393.7 million , or 23.3%, year - over - year, and increased $57.8 million, or 2.9%, from the linked quarter. Average cost of deposits decreased 10 basis points from 0.44% from the linked quarter to 0.34% at March 31, 2 021 , and decreased 67 basis points year - over - year, reflecting the lower interest rate environment. ($ in millions)

AVERAGE CORE DEPOSITS 24 $1,037 $1,233 $1,325 $1,404 $1,515 0.33% 0.27% 0.25% 0.23% 0.21% 0.00% 0.05% 0.10% 0.15% 0.20% 0.25% 0.30% 0.35% 1Q2020 2Q2020 3Q2020 4Q2020 1Q2021 $500 $700 $900 $1,100 $1,300 $1,500 $1,700 $1,900 $2,100 Average Core Deposits and Rates Interest-bearing deposits Average deposit cost Average core deposits, including non - interest bearing deposits, increased $ 478 . 1 million, or 46 . 1% , year - over - year, and increased $ 111 . 2 million, or 7 . 9% , from the linked quarter . The cost of core deposits decreased 12 basis points year - over - year and decreased 2 basis points from the linked quarter, reflecting the lower interest rate environment . ($ in millions)

AVERAGE TIME DEPOSITS 25 $651 $640 $625 $620 $567 2.08% 1.87% 1.50% 0.92% 0.67% 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 1Q2020 2Q2020 3Q2020 4Q2020 1Q2021 $500 $550 $600 $650 $700 $750 $800 Average Time Deposits and Rates Interest-bearing deposits Average deposit cost Average time deposits of $ 567 . 1 million decreased $ 84 . 3 m illion , or 12 . 9% , from 1 Q 2020 to 1 Q 2021 , and decreased $ 53 . 3 million, or 8 . 6% , from the linked quarter . We continue to reduce our reliance on high - cost time deposits as we continue to focus on low - cost core deposits . The cost of time deposits decreased 141 basis points from 1 Q 2020 to 1 Q 2021 and decreased 25 basis points from the linked quarter, reflecting the lower interest rate environment . As of March 31 , 2021 , there were $ 443 million, or 85 % of time deposits scheduled to reprice over the next 12 month with an average weighted rate of 0 . 57% . The table below breaks out the time deposit maturity balances and weighted average rates for the periods indicated : ($ in millions) As of March 31, 2021 2Q2021 3Q2021 4Q2021 1Q2022 Total Time Deposit Balance $204 $90 $45 $104 $443 Weighted Average Rate 0.54% 0.80% 0.68% 0.40% 0.57%

LOAN - TO - DEPOSIT RATIO 26 106% 103% 98% 95% 89% 1Q2020 2Q2020 3Q2020 4Q2020 1Q2021 80% 85% 90% 95% 100% 105% 110% Loan - to - Deposit Ratio 62% 68% 68% 71% 76% 38% 32% 32% 29% 24% 1Q2020 2Q2020 3Q2020 4Q2020 1Q2021 0% 10% 20% 30% 40% 50% 60% 70% 80% Core Deposits and Time Deposits as a % of Total Deposits Core deposits/Total deposits Time deposits/Total deposits As we continue to right - size the loan - to - deposit ratio and reduce our reliance on high - cost wholesale funding, the loan - to - deposit ratio improved from 106 % at 1 Q 2020 to 89 % in 1 Q 2021 . We also continue to focus on the mix of deposits from time deposits to low - cost core deposits . Core deposits as a percentage of tota l deposits has improved from 62 % of total deposits in 1 Q 2020 to 76 % in 1 Q 2021 .

________ Source: SNL Financial as of June 30, 2020. Note: Total number of Westfield Bank branches shown includes the Big E seasonal branch and online deposit channel. Three Wes tfi eld branches are located in Hampshire County, MA and four Westfield branches are located in Hartford County, CT outside of Springfield MSA. DEPOSIT MARKET SHARE IN HAMPDEN COUNTY, MA AS OF JUNE 30, 2020 27 % Total Deposit Rank 2020 Parent Company Name Deposits in Market ($000) Market Share # of Branches 1 KeyCorp 1,957,671 14.6% 8 2 TD Bank 1,819,599 13.5% 16 3 Westfield Bank 1,762,519 13.1% 20 4 People's United 1,650,347 12.3% 14 5 Bank of America 1,594,847 11.9% 9 6 PeoplesBank 1,567,612 11.7% 14 7 Berkshire Bank 1,189,107 8.9% 13 8 Country Bank for Savings 521,342 3.9% 5 9 Citizens Bank 457,122 3.4% 15 10 Monson Savings Bank 404,309 3.0% 3

FHLB AND PAYROLL PROTECTION PROGRAM LIQUIDITY FACILITY 28 $222 $197 $151 $58 $43 $ - $26 $ - $ - $ - 1Q2020 2Q2020 3Q2020 4Q2020 1Q2021 $- $50 $100 $150 $200 $250 Period - end FHLB and Payroll Protection Program Liquidity Facility FHLB PPPLF ($ in millions) At March 31 , 2021, FHLB advances decreased $ 179.7 million, or 80.8%, from $ 222.4 million at March 31 , 2020, to $42.7 million. At March 31 , 2021, the average weighted rate of the remaining $42.7 million FHLB advances was 0.67%. Of the $42.7 million in outstanding advances, $27.3 million, or 64.0%, are scheduled to mature by December 31, 2021, and carry a weighted average rate of 0.82%. The remaining balance of $15.4 million has a remaining maturity of 1.1 years and a weighted average rate of 0.39%.

ASSET QUALITY 29 $9.7 $10.4 $9.2 $7.8 $6.8 0.54% 0.59% 0.53% 0.45% 0.39% 0.00% 0.20% 0.40% 0.60% 0.80% $5.0 $10.0 $15.0 $20.0 $25.0 $30.0 Non - performing Loans ($ in millions) Non-performing loans Non-performing loans/Total Loans Excluding PPP Loans The Company has taken actions to identify, assess and monitor its COVID - 19 related credit exposures based on asset class and borrower type . The Company implemented a customer forbearance program to assist both consumer and business borrowers that may be experiencing financial hardship due to COVID - 19 related challenges . As of March 31 , 2021 , modifications under the CARES Act decreased 74 . 4 % to $ 66 . 9 million, or 3 . 8 % of total loans, excluding PPP loans, compared to $ 261 million, or 14 . 7 % of total loans outstanding, as of June 30 , 2020 . Non - performing loans decreased from $ 7 . 8 million, or 0 . 45 % of total loans at December 31 , 2020 to $ 6 . 8 million, or 0 . 39% , of total loans at March 31 , 2021 (excludes PPP loans) . $2,100 $2,450 $2,725 $500 $75 $365 $34 $286 $35 $5 1Q2020 2Q2020 3Q2020 4Q2020 1Q2021 $- $500 $1,000 $1,500 $2,000 $2,500 $3,000 Provision Expense and Net Charge - offs ($ in thousands) Provision expense Net charge-offs

ASSET QUALITY INDICATORS 30 1Q2021 4Q2020 3Q2020 2Q2020 1Q2020 Total loans modified under the CARES Act $66.9M $76.9M $66.3M $261.0M - Loans modified as a % of total loans (1) 3.8% 4.4% 3.8% 14.7% - Total delinquent loans $ $9.3M $13.5M $6.7M $12.0M $12.4M Delinquent loans as a % of total loans (1) 0.53% 0.77% 0.38% 0.68% 0.69% Non - performing loans $ $6.8M $7.8M $9.2M $10.4M $9.7M Non - performing loans (NPL) as a % of total loans (1) 0.39% 0.45% 0.53% 0.59% 0.54% NPL as a % of total assets (1) 0.30% 0.36% 0.41% 0.47% 0.44% Allowance for loan losses % of total loans (1) 1.21% 1.20% 1.18% 1.03% 0.88% Allowance for loan losses % of NPL 313% 270% 225% 176% 164% Net charge - offs $5K $35K $286K $34K $365K Net charge - offs as a % average loans (1) 0.00% 0.00% 0.02% 0.00% 0.02% (1) Excludes PPP loans

ASSET QUALITY 31 ALLL = $ 21 . 2 million • Management believes it prudent to proactively increase the allowance for loan losses given the significant stress experienced in the economy due to continued business shutdowns and interruptions related to COVID - 19 , coupled with the Company’s belief that these stresses will continue at some levels for the next few quarters . The allowance for loan losses and the related provision reflect the Company’s continued application of the incurred loss method for estimating credit losses as the Company is not yet required to adopt the current expected credit loss accounting standard . (1) Excludes PPP loans (2) Includes $ 14 K in unallocated (3) $ in thousands 1Q2021 1Q2020 ALLL (3) Loans Outstanding (1)(3) ALLL/ Total Loan Segment ALLL (3) Loans Outstanding (3) ALLL/ Total Loan Segment Commercial and industrial $ 3,562 $ 205,086 1.74% $ 3,640 $ 256,687 1.42% Commercial real estate (2) 13,329 861,418 1.55% 7,780 835,750 0.93% Residential 4,113 684,150 0.60% 4,172 702,156 0.59% Consumer 223 4,785 4.66% 245 5,356 4.57% Total Loans $ 21,227 $ 1,755,439 1.21% $ 15,837 $ 1,799,949 0.88%

ASSET QUALITY 32 1Q2021 4Q2020 3Q2020 2Q2020 1Q2020 Special Mention $38.4 $39.9 $43.5 $46.2 $31.8 Special Mention - Hotel $38.6 $52.2 $51.3 $50.1 $4.0 Total Special Mention $77.0 $92.1 $94.8 $96.3 $35.9 % of Total Loans (1) 4.4% 5.2% 5.4% 5.4% 2.0% Substandard $43.0 $55.0 $52.6 $55.4 $59.6 % of Total Loans (1) 2.4% 3.1% 3.0% 3.1% 3.3% Total Watch List Loans $120.0 $147.1 $147.4 $151.7 $95.5 % of Total Loans (1) 6.8% 8.4% 8.4% 8.5% 5.3% At March 31 , 2021 , total Watch L ist loans decreased $ 27 . 1 million, or 18 . 4% , from $ 147 . 1 million, or 8 . 4% , of total loans, at December 31 , 2020 to $ 120 . 0 million, or 6 . 8% , of total loans . (1) Excludes PPP loans ($ in millions)

HOTELS - $57.1 MILLION, OR 3.3% OF TOTAL LOANS (1) 33 The hotel industry has been significantly impacted by the pandemic and the widespread travel restrictions . We continue to maintain close contact with our borrowers and monitor industry updates . We performed a review of the hotel portfolio and the impact that COVID - 19 is having on the hotel industry . As of March 31 , 2020 , 93 % of the hotel portfolio was classified within a pass - rating category . As a result of COVID - 19 , as of March 31 , 2021 , $ 38 . 6 million, or 67 . 6 % of the hotel portfolio, was categorized as special mention due to the prolonged shutdown and $ 18 . 5 million, or 32 . 4 % of the hotel portfolio, was categorized as pass - rated . We continue to monitor the credits and work with each borrower through the pandemic . • Many of these borrowers continue to incur a negative impact to their businesses resulting from the governmental stay - at - home orders, which became effective March 23 , 2020 , as well as travel limitations . • The average loan balance of the hotel portfolio is $ 2 . 0 million, with an average loan - to - value of 71% . • 98 % of the hotel portfolio is with Marriott, Hyatt, Hampton Inn, and Red Roof Inn branded hotels . • At March 31 , 2021 , $ 52 . 7 million, or 92 . 2% , of the hotel portfolio have been granted modifications under the CARES Act . Of the $ 52 . 7 million, $ 46 . 4 million, or 88 . 0% , have returned to interest only payments and $ 6 . 3 million, or 12 . 0% , are under full payment deferral . (1) Excludes PPP loans; numbers as of March 31, 2021

CAPITAL MANAGEMENT 34 We are well - capitalized with excess capital. Consolidated Ratio Consolidated Capital Leverage Ratio 9.3% $222.7 Common Equity Tier 1 Ratio 13.4% $222.7 Tier 1 Capital Ratio 13.4% $222.7 Total Capital Ratio 14.6% $243.5 x From a regulatory standpoint, we are well - capitalized with excess capital. x We take a prudent approach to capital management. As of March 31, 2021 ($ in millions) Westfield Bank Ratio Well Capitalized Excess Bank Capital Excess Over Well - Capitalized Leverage Ratio 8.8% 5.0% 3.8% $209.9 $90.7 Common Equity Tier 1 Ratio 12.6% 6.5% 6.1% $209.9 $101.6 Tier 1 Capital Ratio 12.6% 8.0% 4.6% $209.9 $76.7 Total Capital Ratio 13.9% 10.0% 3.9% $230.7 $64.2

SUBORDINATED DEBT 35 On April 20 , 2021 , the Company completed an offering of $ 20 million in aggregate principal amount of its 4 . 875 % fixed - to - floating rate subordinated notes (the “Notes”) to certain qualified institutional buyers in a private placement transaction . The Company intends to use the net proceeds from this private placement for general corporate purposes, including funding organic growth and the repurchase of the Company’s common stock . While the Company continues to be well capitalized, we believe the additional capital gives us the flexibility to take advantage of share repurchase and organic growth opportunities without diluting ownership of our shareholder base .

CAPITAL RETURN TO SHAREHOLDERS 36 Year # of Shares 2018 2,189,276 2019 1,938,667 2020 1,391,496 1Q2021 708,434 Year Annual Dividends per Share 2018 $0.16 2019 $0.20 2020 $0.20 1Q2021 $0.05 Share Repurchases Dividends On October 27 , 2020 , the Board of Directors authorized a stock repurchase plan (the “ 2020 Plan”) under which the Company may purchase up to 1 . 3 million shares, or approximately 5 % of its outstanding common stock . During the three months ended March 31 , 2021 , the Company repurchased 708 , 434 shares of common stock under the 2020 Plan at an average price per share of $ 8 . 12 . As of March 31 , 2021 , there were 326 , 936 shares available for purchase under the 2020 Plan . In addition, on April 27 , 2021 , the Board of Directors authorized a stock repurchase plan (the “ 2021 Plan”), pursuant to which the Company may repurchase up to 2 . 4 million shares, or approximately 10% , of the Company’s outstanding shares, upon the completion of the 2020 Plan . The Company also announced that the Board of Directors declared a quarterly cash dividend of $ 0 . 05 per share, payable on or about May 26 , 2021 to shareholders of record on May 12 , 2021 .

CAPITAL MANAGEMENT 37 $9.07 $8.97 $8.99 $8.95 $8.88 $8.44 $8.36 $8.39 $8.34 $8.27 Book Value per Share Tangible Book Value per Share Book Value Tangible Book Value

APPENDIX: NON-GAAP TO GAAP RECONCILIATION

Reconciliation of Non-GAAP to GAAP Financial Measures

The Company believes that certain non-GAAP financial measures provide information to investors that is useful in understanding its financial condition. Because not all companies use the same calculation, this presentation may not be comparable to other similarly titled measures calculated by other companies. A reconciliation of these non-GAAP financial measures is provided below.

	For the quarter ended				
	3/31/2021	12/31/2020	9/30/2020	6/30/2020	3/31/2020
	(In thousands)				
	Interest	Interest	Interest	Interest	Interest
Loans (no tax adjustment)	$ 19,120	$ 20,727	$ 19,364	$ 18,999	$ 18,747
Tax-equivalent adjustment	100	104	105	107	129
Loans (tax-equivalent basis)	$ 19,220	$ 20,831	$ 19,469	$ 19,106	$ 18,876
Securities (no tax adjustment)	$ 854	$ 825	$ 953	$ 1,165	$ 1,399
Tax-equivalent adjustment	-	2	5	5	5
Securities (tax-equivalent basis)	$ 854	$ 827	$ 958	$ 1,170	$ 1,404
Net interest income (no tax adjustment)	$ 18,026	$ 18,795	$ 15,990	$ 15,092	$ 14,553
Tax equivalent adjustment	100	106	110	112	134
Net interest income (tax-equivalent basis)	**$ 18,126**	**$ 18,901**	**$ 16,100**	**$ 15,204**	**$ 14,687**
Net interest income (no tax adjustment)	$ 18,026	$ 18,795	$ 15,990	$ 15,092	$ 14,553
Less:					
Purchase accounting adjustments	(45)	929	18	(54)	82
Prepayment penalties and fees	35	328	262	-	6
PPP fee income	2,411	2,273	1,309	1,260	-
Adjusted net interest income	**$ 15,625**	**$ 15,265**	**$ 14,401**	**$ 13,886**	**$ 14,465**
Average interest-earning assets	$ 2,255,474	$ 2,263,576	$ 2,266,421	$ 2,213,971	$ 2,042,752
Average interest-earnings asset, excluding average PPP loans	$ 2,088,910	$ 2,058,808	$ 2,043,651	$ 2,060,995	$ 2,042,752
Net interest margin (no tax adjustment)	**3.24%**	**3.30%**	**2.81%**	**2.74%**	**2.87%**
Net interest margin, tax-equivalent	**3.26%**	**3.32%**	**2.83%**	**2.76%**	**2.89%**
Adjusted net interest margin, excluding purchase accounting adjustments, PPP fee income and prepayment penalties	**3.03%**	**2.95%**	**2.80%**	**2.71%**	**2.85%**
Book value per share	$ 9.07	$ 8.97	$ 8.99	$ 8.95	$ 8.88
Tangible equity adjustment	$ (0.63)	$ (0.61)	$ (0.60)	(0.61)	(0.61)
Tangible book value per share	**$ 8.44**	**$ 8.36**	**$ 8.39**	**$ 8.34**	**$ 8.27**
Income before income taxes	$ 7,628	$ 6,419	$ 2,589	$ 2,484	$ 2,664
Provision for loan losses	75	500	2,725	2,450	2,100
Income before taxes and provision	**$ 7,703**	**$ 6,919**	**$ 5,314**	**$ 4,934**	**$ 4,764**

38

WESTFIELD BANK “WHAT BETTER BANKING’S ALL ABOUT” James C. Hagan , President and Chief Executive Officer Guida R. Sajdak , Executive Vice President and Chief Financial Officer Meghan Hibner , Vice President and Investor Relations Officer 39 141 Elm Street, Westfield, MA